FOR RELEASE August 8, 2007

Contact:
Lawrence Pemble
Judy Zakreski
Chindex International, Inc.
(301) 215-7777

CHINDEX INTERNATIONAL, INC.

ANNOUNCES RESULTS FOR THE QUARTER ENDED JUNE 30, 2007

BETHESDA, MARYLAND – August 8, 2007 - Chindex International, Inc. (NASDAQ: CHDX), an independent American provider of Western healthcare services and products in the People’s Republic of China, today announced profitable results for the quarter ended June 30, 2007, including a 58% increase in net income.

Revenue for the quarter ended June 30, 2007 was $26.8 million, a 10% increase over revenue of $24.4 million in the quarter ended June 30, 2006. Net income from continuing operations for the quarter ended June 30, 2007 was $.8 million, or earnings per basic share on continuing operations of $0.11. This compares to a net income from continuing operations of $.5 million, or earnings per basic share on continuing operations of $0.08 for the quarter ended June 30, 2006.

The Company’s balance sheet as of June 30, 2007 shows cash, cash equivalents and restricted cash of $17.9 million, total assets of $67.1 million, a current ratio of 1.7:1 and stockholders’ equity of $30.2 million.

Roberta Lipson, Chindex CEO commented on the results for the quarter: “Our continuing bottom line profitability on a consolidated basis this quarter was led by an increase in the profitability of our Healthcare Services division. This was fueled by continued growth in inpatient and outpatient results in both the Beijing and Shanghai markets. Our development program for new United Family Healthcare facilities in Guangzhou and Beijing is gaining momentum. We are currently finalizing details of our market entry program in Guangzhou with a clinic operation which will precede our main hospital facility development program. In May we also announced that we had entered into a management agreement for the operation of the Wuxi United Family International Healthcare Center. We are finalizing plans for its opening this fall. This expands our geographic reach in Eastern China and will also serve as a feeder clinic for our Shanghai hospital.

“The Medical Products division reported a loss for the quarter due primarily to unusual delays in the timing of revenues – the major components of which were delays in finalizing sales contracts under the recently re-authorized US-Export-Import Bank financing program and high-value surgical system sales in Hong Kong and mainland China. Since the quarter close we have had three significant developments in the products division. We announced that once again we have been awarded the exclusive supply for high end color clinical application ultrasound to the PLA hospital system. Last week we announced the finalization of the first of the U.S. Ex-Im financed sales contracts. Finally, yesterday we announced the official award of the tender for the supply of another Intuitive Surgical Robotic System in Hong Kong. Our outlook for the Medical Products division continues to be optimistic. The conditions are aligned for substantially improved performance in this division in the future.”

About Chindex International, Inc.

Chindex is an American healthcare company that provides healthcare services and supplies medical capital equipment, instrumentation and products to the Chinese marketplace, including Hong Kong. It provides healthcare services through the operations of its United Family Hospitals and Clinics, a network of private primary care hospitals and affiliated ambulatory clinics in China. The Company’s hospital network currently operates in the Beijing and Shanghai metropolitan areas. The Company sells medical products manufactured by various major multinational companies, including Siemens AG, which is the Company’s exclusive distribution partner for the sale and servicing of color doppler ultrasound systems. It also arranges financing packages for the supply of medical products to hospitals in China utilizing the export loan and loan guarantee programs of both the U.S. Export-Import Bank and the German KfW Development Bank. With twenty-six years of experience, 1,000 employees, and operations in China, Hong Kong, the United States and Germany, the Company’s strategy is to expand its cross-cultural reach by providing leading edge healthcare technologies, quality products and services to Greater China’s professional communities. Further company information may be found at the Company’s websites, www.chindex.com and www.unitedfamilyhospitals.com.

Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” in our annual report on Form 10-K for the year ended March 31, 2007,. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential”, or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have no obligation to update these forward-looking statements.

# # # #
Financial Summary Attached

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(thousands except share and per share data)
(Unaudited)

	Three months ended June 30,
	2007	2006
Product sales	$11,213	$12,801
Healthcare services revenue	15,558	11,614

Total revenue	26,771	24,415

Cost and expenses
Product sales costs	8,370	9,201
Healthcare services costs	11,864	9,468
Selling and marketing expenses	2,684	2,253
General and administrative expenses	2,489	1,843

Income from continuing operations	1,364	1,650
Other (expenses) and income
Interest expense	(187)	(187)
Interest income	67	64
Miscellaneous expense - net	(26)	(15)

Income from continuing operations before income taxes	1,218	1,512
Provision for income taxes	(409)	(987)

Net income from continuing operations	809	525
Loss from discontinued operations	0	(13)

Net income	809	512

Net income per common share — basic
Continuing operations	$.11	$.08

Discontinued operations	(.00)	(.00)

Net income	$.11	$.08

Weighted average shares outstanding — basic	7,223,363	6,728,354

Net income per common share — diluted
Continuing operations	$.11	$.07

Discontinued operations	(.00)	(.00)

Net income	$.11	$.07

Weighted average shares outstanding — diluted	7,694,666	7,105,981

CONSOLIDATED CONDENSED BALANCE SHEETS
(thousands except share data)

	June 30, 2007
	(Unaudited)	March 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$16,201	$9,106
Restricted cash	1,721	1,590
Trade accounts receivable, less allowance for doubtful accounts of $3,557 and $2,827, respectively
Product sales receivables	9,100	13,133
Patient service receivables	5,825	6,104
Inventories	8,290	7,835
Deferred income taxes	2,519	2,463
Other current assets	3,181	3,153

Total current assets	46,837	43,384
Property and equipment, net	19,298	18,482
Long-term deferred income taxes	609	607
Other assets	452	434

Total assets	$67,196	$62,907

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$24,553	$22,877
Short-term portion of capitalized leases	33	36
Short-term debt and vendor financing	3,121	2,710
Income taxes payable	545	629

Total current liabilities	28,252	26,252
Long-term portion of capitalized leases	50	58
Long-term debt and vendor financing	8,654	8,679

Total liabilities	36,956	34,989

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, none issued	0	0
Common stock, $.01 par value, 13,600,000 shares authorized, including 1,600,000 designated Class B:
Common stock – 6,650,830 and 6,332,345 shares issued and outstanding at June 30, 2007 and March 31, 2007, respectively	66	63
Class B stock – 775,000 shares issued and outstanding at June 30, 2007 and March 31, 2007, respectively	8	8
Additional paid in capital	40,446	38,947
Accumulated other comprehensive income	117	106
Accumulated deficit	(10,397)	(11,206)

Total stockholders’ equity	30,240	27,918

Total liabilities and stockholders’ equity	$67,196	$62,907

SEGMENT INFORMATION

The Company operates in two businesses: Healthcare Services and Medical Products. The Company evaluates performance and allocates resources based on profit or loss from operations before income taxes, not including foreign exchange gains or losses. The following segment information has been provided per Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information:”

	Healthcare Services		Medical Products	Total

As of June 30, 2007:

Assets	$40,211,000		$26,985,000	$67,196,000
For the three months ended June 30, 2007:

Sales and service revenue	$15,558,000		$11,213,000	$26,771,000
Gross Profit	n/a	*	2,843,000	n/a
Gross Profit %	n/a	*	25%	n/a
Income (loss) from continuing operations before foreign exchange	$2,798,000		($1,505,000)	$1,293,000
Foreign exchange gain				71,000

Income from continuing operations				$1,364,000
Other expense, net				(146,000)

Income from continuing operations before income taxes				$1,218,000

	Healthcare Services		Medical Products	Total

As of March 31, 2007:

Assets	$34,129,000		$28,778,000	$62,907,000
For the three months ended June 30, 2006:

Sales and service revenue	$11,614,000		$12,801,000	$24,415,000
Gross Profit	n/a	*	3,600,000	n/a
Gross Profit %	n/a	*	28%	n/a
Income from continuing operations before foreign exchange	$1,587,000		$95,000	$1,682,000
Foreign exchange loss				(32,000)

Income from continuing operations				$1,650,000
Other expense, net				(138,000)

Income from continuing operations before income taxes				$1,512,000

* Gross profit margins are not routinely calculated in the healthcare industry.